SCHEDULE 14A INFORMATION
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Thor Industries, Inc.

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THOR INDUSTRIES, INC.
419 West Pike Street • Jackson Center, Ohio 45334-0629
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 9, 2008
The 2008 Annual Meeting of Stockholders of Thor Industries, Inc. (the “Company”) will be held at 230 Park Avenue, Suite 618, New York, N.Y., on December 9, 2008, at 1:00 p.m., local time, for the purpose of considering and voting upon the following:
(1)	the election of two directors;

(2)	the Thor Industries, Inc. 2008 Annual Incentive Plan; and

(3)	such other business as may properly come before the meeting or any adjournment of the meeting.
Stockholders of record at the close of business on October 16, 2008 will be entitled to notice and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at the office of the Company for a period of ten days prior to the meeting.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN
AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE.

By Order of the Board of Directors,

Walter L. Bennett
Executive Vice President, Chief Administrative
Officer and Secretary
October 30, 2008

THOR INDUSTRIES, INC.
419 West Pike Street • Jackson Center, Ohio 45334-0629
Proxy Statement
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Thor Industries, Inc. (the “Company”) for use at the 2008 Annual Meeting of Stockholders to be held at 230 Park Avenue, Suite 618, New York City, on December 9, 2008, at 1:00 p.m., local time (the “Meeting”), and any adjournment thereof. The cost of such solicitation is being borne by the Company. This proxy statement and the accompanying form of proxy are being sent to stockholders on or about October 30, 2008.
Representatives of Deloitte & Touche, LLP, the Company’s principal independent registered public accounting firm, will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to any stockholder questions that may be asked.
Voting by Stockholders
A proxy in the form accompanying this proxy statement that is properly executed, duly returned to the Company and not revoked prior to the Meeting will be voted in accordance with the instructions contained therein. If no instructions are given with respect to the proposals to be voted upon, proxies will be voted in favor of such proposals. Each proxy may be revoked by a stockholder at any time until exercised by giving written notice to the Secretary of the Company, by voting in person at the Meeting, or by submitting a later-dated proxy.
The Common Stock of the Company constitutes its only outstanding security entitled to vote on the matters to be voted upon at the Meeting. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on October 16, 2008 are entitled to notice of and to vote at the Meeting or any adjournment thereof. As of that date, 55,440,924 shares of Common Stock were outstanding. The presence, in person or by proxy, of the holders of a majority of all the issued and outstanding Common Stock is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.
In accordance with the By-laws of the Company and the Delaware General Corporation Law, a plurality of the votes duly cast is required for the election of directors. The affirmative vote of the majority of the outstanding shares of Common Stock entitled to vote thereon is required to approve the Thor Industries, Inc. 2008 Annual Incentive Plan. Under the Delaware General Corporation Law, although abstentions and broker non-votes are deemed to be present for the purpose of determining whether a quorum is present at a meeting, abstentions and broker non-votes are not deemed to be votes duly cast. As a result, abstentions and broker non-votes will not be included in the tabulation of voting results with respect to Proposal #1 and therefore will have no impact on the voting on such proposal. With respect to Proposal #2, however, abstentions and broker non-votes have the effect of votes in opposition.
A copy of the Company’s annual report for the fiscal year ended July 31, 2008 (“fiscal 2008”) is being sent to each stockholder of record. The Annual Report is not to be considered a part of this proxy soliciting material.
Stockholders Sharing an Address
The Company will deliver only one annual report and proxy statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will undertake to deliver promptly, upon written or oral request, a separate copy of the annual report and/or proxy statement to a stockholder at a shared address to which a single copy of the annual report and proxy statement are delivered. A stockholder can notify the Company either in writing or by phone that the stockholder wishes to receive a separate copy of the annual report and/or proxy statement, or stockholders sharing an address can request delivery of a single copy of the annual report and/or proxy statement if they are receiving multiple copies, by contacting the Company at Thor Industries, Inc., 419 W. Pike St., Jackson Center, OH 45334, Attention: Corporate Secretary or at (937) 596-6849.
Proposal #1 – Election of Directors
The Company’s By-laws provide that the Board of Directors may set the number of directors at no less than one (1) and no more than fifteen (15). The Board of Directors of the Company currently consists of eight directors who are divided into three classes. Wade F. B. Thompson and Jan H. Suwinski currently serve as Class A directors; their terms expire on the date of the meeting. H. Coleman Davis, III, Peter B. Orthwein and William C. Tomson currently serve as Class B directors; their terms expire in 2010. Neil D. Chrisman, Alan Siegel and Geoffrey A. Thompson currently serve as Class C directors; their terms expire in 2009. Mr. Davis has announced his intention to retire from the Company, including as a director of the Company, effective December 31, 2008.
In accordance with the Certificate of Incorporation of the Company, as amended, Wade F. B. Thompson and Jan H. Suwinski have been nominated to stand for election as Class A directors. The Company’s Nominating and Corporate Governance Committee has proposed these nominations. If elected, Messrs. Thompson and Suwinski will serve on the board until the annual meeting in 2011 and until their successors are duly elected and qualified.
The persons named in the enclosed proxy intend to vote FOR the election of the nominees listed below. In the event that a nominee becomes unavailable for election (a situation the Company’s management does not now anticipate), the shares represented by proxies will be voted, unless authority is withheld, for such other persons as may be designated by the Nominating and Corporate Governance Committee.
The nominees, as set forth below, are now directors of the Company and have continuously served in such capacity since their first election or appointment to the Board.

			First Year
Nominee	Age	Principal Occupation	as Director

Wade F. B. Thompson	68	Chairman, President and Chief Executive Officer of the Company	1980

Jan H. Suwinski	67	Professor of Business Operations, Samuel Curtis Johnson Graduate School of Management, Cornell University	1999
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE ABOVE NOMINEES.
Business Experience of Directors and Executive Officers
Wade F. B. Thompson, age 68, has been the President and Chief Executive Officer and a Director of the Company since its founding in 1980. He currently serves as Chairman, President, Chief Executive Officer and Director of the Company. Mr. Thompson is not related to Geoffrey A. Thompson.
Peter B. Orthwein, age 63, has served as Treasurer and a Director of the Company since its founding in 1980. He currently serves as Vice Chairman, Treasurer and Director of the Company.
Christian G. Farman, age 49, has been with the Company since May 2008 serving as Senior Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Farman, served as Chief Financial Officer of Deutsch, a leading manufacturer of electrical connectors, from May 2006 to May 2007. From December 2003 to December 2005, Mr. Farman served as Chief Financial Officer of

Insituform Technologies, Inc., a NASDAQ listed infrastructure company, first as Vice President, from December 2003 to January 2005, and then as Senior Vice President, from January 2005 to December 2005. From February 2003 to April 2003, Mr. Farman served as Chief Operating Officer of the National Audubon Society. Prior to that, from 1989 to 2001, Mr. Farman was employed by Vivendi North America (previously Anjou International), a water treatment and environmental services company, which he joined as Controller and was ultimately promoted to Executive Vice President and Chief Financial Officer. Prior to Vivendi North America, he was employed as a senior audit manager at Price Waterhouse (now known as PricewaterhouseCoopers LLP), where he worked from 1979 to 1989. Mr. Farman is a Certified Public Accountant.
Walter L. Bennett, age 62, has been with the Company and its predecessor since July 1977 and currently serves as Executive Vice President, Chief Administrative Officer and Secretary of the Company. He became Vice President, Finance, of Airstream, Inc., in September 1980; Vice President, Finance, of the Company in September 1983; Chief Administrative Officer/Secretary of the Company in November 1985; Senior Vice President of the Company in February, 1989; Chief Financial Officer of the Company in March 1999 and Executive Vice President of the Company in January 2004. Mr. Bennett relinquished his Chief Financial Officer duties when Mr. Christian G. Farman joined the Company in May 2008.
Richard E. Riegel, III, age 42, has been with the Company since May 1998. Mr. Riegel was appointed as Chief Operating Officer of the Company in October 2007 and from August 2005 to October 2007 served as Group President. From 1998 through April 2002, Mr. Riegel served as Vice President, Corporate Development of the Company, and from April 2002 through August 2005, he served as President and CEO of Airstream, Inc. Mr. Riegel is the son-in-law of Wade F. B. Thompson.
H. Coleman Davis, III, age 59, who was appointed as a Director in January 2004, is the founder of Keystone RV Company and served as its Chief Executive Officer and Chairman during its five year history prior to Thor’s acquisition of Keystone in November 2001. Mr. Davis serves as Chairman of Keystone and served as Chief Operating Officer of the Company from March 2007 to October 2007. Mr. Davis has announced his intention to retire from the Company, including as a director of the Company, effective December 31, 2008.
Neil D. Chrisman, age 71, who was appointed as a Director in July 1999, is a retired Managing Director of J. P. Morgan & Co. Mr. Chrisman retired from J. P. Morgan in 1993.
Alan Siegel, age 73, who became a Director in September 1983, is a retired partner of the law firm of Akin Gump Strauss Hauer & Feld LLP. Mr. Siegel is also a director of The Wet Seal, Inc. and Ermenegildo Zegna Corporation.
Jan H. Suwinski, age 67, who was appointed as a Director in July 1999, has been a Professor of Business Operations at the Samuel Curtis Johnson Graduate School of Management, Cornell University since July 1996. From 1990 to 1996, Mr. Suwinski was Executive Vice President, Opto Electronics Group at Corning, Incorporated and Chairman of Siecor, a Siemens/Corning joint venture. Mr. Suwinski is a director of Tellabs, Inc. and ACI Worldwide, Inc.
Geoffrey A. Thompson, age 68, who was appointed as a Director in September 2003, has been a partner at Palisades Advisors, LLC, a private equity firm, since January 2004. From 1998 to 2004 Mr. Thompson served as an independent business consultant. From 1995 to 1998, he served as a principal at Kohlberg & Company. He retired as Chief Executive Officer of Marine Midland Banks, Inc. in 1992. Mr. Thompson is a director of Guardian Trust Company and Stoneleigh Partners Acquisition Corp. Mr. Thompson is not related to Wade F. B. Thompson.
William C. Tomson, age 72, who became a Director in June 1988, is the Vice Chairman of Board Member, Inc. Mr. Tomson has been with the firm since 1995. Board Member, Inc. publishes Bank Director and Corporate Board Member magazines.
Executive officers serve at the discretion of the Company.

Proposal #2 – Thor Industries, Inc. 2008 Annual Incentive Plan
The Board of Directors has approved and recommends that stockholders approve the adoption of the Thor Industries, Inc. 2008 Annual Incentive Plan (the “2008 Annual Incentive Plan”) which is intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Code Section 162(m) generally limits the deductibility of compensation in excess of one million dollars for certain “covered employees”. The 2008 Annual Incentive Plan, if approved by stockholders, will provide an incentive to executive officers of the Company and its subsidiaries, and other selected key executives of the Company (“Eligible Executives”) to contribute to the growth, profitability and increased stockholder value of the Company. Awards (as defined below) will be paid based on the satisfaction of performance objectives as described below.
The 2008 Annual Incentive Plan permits the Committee (as defined below) to grant performance awards based upon pre-established performance goals to Eligible Executives, whether or not such executives are subject to the limit on deductible compensation under Code Section 162(m) at the time of grant.
In order to qualify for deductibility under Code Section 162(m) the 2008 Annual Incentive Plan, including the performance goals must be approved by the stockholders. If the 2008 Annual Incentive Plan is not approved by the Company’s stockholders, no Awards granted under the 2008 Annual Incentive Plan will be paid.
The Board of Directors recommends stockholder approval of the 2008 Annual Incentive Plan in order to continue to provide an incentive to Eligible Executives to contribute to the growth, profitability and increased stockholder value of the Company, to retain those executives, and to endeavor to maintain the tax-deductible status of performance-based compensation to the Company’s Chief Executive Officer and the three most highly paid executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of the fiscal year and who are named in the Company’s proxy statement for the fiscal year in which such amounts are claimed as a deduction by the Company.
A copy of the 2008 Annual Incentive Plan is attached to this Proxy Statement as Appendix A. The description of the 2008 Annual Incentive Plan that follows is qualified in its entirety by reference to the 2008 Annual Incentive Plan as attached.
The 2008 Annual Incentive Plan will be administered by a committee which will be comprised of at least two members of the Board of Directors who qualify as “outside directors” within the meaning of Code Section 162(m) (the “Committee”), which is currently the Compensation Committee. Under the 2008 Annual Incentive Plan, the Committee has the power to: (i) designate Eligible Executives to participate in the 2008 Annual Incentive Plan for a designated Performance Period as defined below (the “Participants”); (ii) determine the terms and conditions of any Award; (iii) determine whether, to what extent, and under what circumstances Awards may be canceled, forfeited, or suspended; (iv)  interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the 2008 Annual Incentive Plan and any instrument or agreement relating to, or Award granted under, the 2008 Annual Incentive Plan; (v) establish, amend, suspend, or waive any rules and regulations; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2008 Annual Incentive Plan.
Under the 2008 Annual Incentive Plan, the Committee has the authority to grant Awards which represent the conditional right of a participant to receive a cash award following a Performance Period (as defined below) based upon performance in respect of a Performance Goal (as defined below). For purposes of the 2008 Annual Incentive Plan, a “Performance Period” is a fiscal quarter during which performance will be measured in order to determine a Participant’s entitlement to receive payment of an Award, and “Performance Goal” is, with respect to each Performance Period, consolidated pre-tax profits of the Company (“Pre-Tax Profits”) of $15,000,000.

Prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Code Section 162(m), by no later than the day prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed, the Committee will allocate in writing, on behalf of each Participant, the portion of Pre-Tax Profits (not to exceed 3% on behalf of any Participant), if any (an “Award”) to be paid to the Participant if the Performance Goal is achieved. With respect to any single Participant, the maximum Award that can be paid with respect to any Performance Period is $5,000,000.
The Committee is authorized at any time during or after a Performance Period to reduce or eliminate an Award allocated to any Participant for any reason, including, without limitation, changes in the position or duties of any Participant with the Company during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination, or termination with or without cause) or otherwise. However, no reduction or elimination will increase the amount otherwise payable to any other Participant if a reduction or elimination would cause the Awards to fail to qualify as “qualified performance-based compensation” under Code Section 162(m), as determined by the Committee. In addition, to the extent necessary to preserve the intended economic effects of the 2008 Annual Incentive Plan to the Company and the Participants, the Committee will adjust the calculation of Pre-Tax Profits and Awards and the allocation thereof to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary (whether or not the reorganization comes within the definition of Code Section 368), (iii) any partial or complete liquidation of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company, or (iv) a change in accounting or other relevant rules or regulations; provided, however, that no adjustment will be authorized or made if and to the extent that the Committee determines that the adjustment would cause the Awards to fail to qualify as “qualified performance-based compensation” under Code Section 162(m).
Following the completion of each Performance Period, the Committee will certify in writing, in accordance with the requirements of Code Section 162(m), the achievement of the Performance Goal and the Awards payable to Participants.
The Board of Directors or the Committee may, at any time, terminate or, from time to time, amend, modify or suspend the 2008 Annual Incentive Plan and the terms and provisions of any Award granted to any Participant which has not been paid. No Award may be granted during any suspension of the 2008 Annual Incentive Plan or after its termination.
The 2008 Annual Incentive Plan became effective on October 3, 2008, subject to the approval of the stockholders at the Annual Meeting.
The amounts payable under the 2008 Annual Incentive Plan which may be received by each of (a) the executive officers of the Company named in the Summary Compensation Table below and (b) the executive officers of the Company as a group, are not currently determinable.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2008 ANNUAL INCENTIVE PLAN.
Board of Directors, Committees and Attendance at Meetings
The Board of Directors has the responsibility for establishing broad corporate policies and for the overall management of the business of the Company. Members of the Board are kept informed of the Company’s performance by various reports sent to them at regular intervals by management, as well as by operating and financial reports presented by management at Board meetings.
It is the Company’s policy that directors attend all Board meetings and the annual meeting of stockholders, unless excused by the Chairman. All elected directors were in attendance at the 2007 Annual Meeting of Stockholders.
The Board has three committees with the principal functions described below. The charters of each of these committees are posted on our website at www.thorindustries.com and are available in print to any stockholder who requests them.
Audit Committee
The Company has a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The principal functions of the Audit Committee are to recommend engagement of the Company’s independent public accountants and to maintain communications among the Board of Directors, such independent public accountants and the Company’s internal accounting staff with respect to accounting and auditing procedures, the implementation of recommendations by such independent accountants, the adequacy of the Company’s internal controls and related matters. During fiscal 2008, the Audit Committee had private meetings with the Chief Financial Officer, the Internal Audit Director and the outside audit partners. The Board of Directors has determined that Geoffrey A. Thompson, a member of the committee, is an “audit committee financial expert” as defined in Section 407 of the Sarbanes-Oxley Act of 2002. A copy of the Audit Committee Charter, reviewed and approved on October 3, 2008 by the Board of Directors, is attached to this Proxy Statement as Appendix B.
Compensation Committee
The principal functions of the Compensation Committee are to establish executive compensation policies and guiding principles; review and approve the compensation of the Chief Executive Officer and the other executive officers of the Company; evaluate the design of compensation and benefit programs; and review all components of compensation for independent directors. The Compensation Committee also acts as administrator under several of the Company’s compensation and benefits plans, including the Company’s 2006 Equity Incentive Plan and the Company’s Select Executive Incentive Plan (“SEIP”) and oversees the Company’s Management Incentive Plan. In its capacity as administrator of the 2006 Equity Incentive Plan, the Compensation Committee grants options and restricted stock, determines which employees and other individuals performing substantial service for the Company may be granted options and/or restricted stock, and determines the rights and limitations attendant to options and restricted stock granted under these plans. In its capacity as administrator under the SEIP, the Compensation Committee awards supplemental deferred compensation to eligible employees in amounts determined by the Committee. A copy of the Compensation Committee Charter, as revised on October 22, 2008 by the Board of Directors, is attached to this Proxy Statement as Appendix C.
Nominating and Corporate Governance Committee
The principal functions of the Nominating and Corporate Governance Committee are to address all matters of corporate governance; evaluate qualifications and candidates for positions on the Board of Directors; evaluate the performance of the Chief Executive Officer and the Board of Directors; review succession plans and senior management performance; establish criteria for selecting new directors, nominees for Board membership and the positions of Chairman and Chief Executive Officer; and to determine whether a director should be invited to stand for re-election. The committee evaluates candidates on, among other things, possession of such knowledge, experience, skills, expertise and diversity as may enhance the Board’s ability to manage and direct the affairs and business of the Company, and as applicable, the satisfaction of any independence requirements imposed by law, regulation, the NYSE and the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee does not have a formal process for identifying director candidates. A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.thorindustries.com and is available in print to any stockholder who requests it.
The Board does not consider stockholder nominations of director candidates because it believes that this is not an efficient or effective means of identifying qualified individuals. In addition, the Board has a long history of being able to attract and maintain a membership with the variety of skills necessary to properly oversee the affairs of the Corporation.

Membership of Committees
The following table summarizes the current membership of the Board of Directors and each of its committees.

Nominating and
Corporate
		Audit	Compensation	Governance
	Board	Committee	Committee	Committee
Wade F. B. Thompson	Chairman
Peter B. Orthwein	Vice Chairman
H. Coleman Davis	X
Neil D. Chrisman	X	X
Alan Siegel	X			Chair
Jan H. Suwinski	X	Chair
Geoffrey A. Thompson	Lead Director	X	X
William C. Tomson	X		Chair	X
The Board of Directors has affirmatively determined, by resolution of the Board of Directors as a whole, that the following directors have no direct or indirect material relationship with the Company and satisfy the requirements to be considered “independent” in accordance with the rules of the New York Stock Exchange and the Company’s Director Independence Standards which are set forth on Appendix D to this Proxy Statement: Messrs. Neil D. Chrisman, Alan Siegel, Jan H. Suwinski, Geoffrey A. Thompson and William C. Tomson. As a result, each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is comprised entirely of independent directors, as determined by the Board.
Board and Committee Meetings
The Board of Directors as a whole met in person, by telephone or took action by unanimous written consent 16 times during fiscal 2008. The Audit Committee met in person or by telephone 9 times during fiscal 2008. The Compensation Committee met in person or by telephone 5 times during fiscal 2008. The Nominating and Corporate Governance Committee met in person or by telephone 3 times in fiscal 2008.
Each of the directors attended all meetings of the Board of Directors and the respective Board committees on which they served during fiscal 2008.
In addition, regularly scheduled meetings of the non-management directors are held four times each year. A non-management director is chosen to preside at each of these meetings on a rotating basis.
Stockholder Communications
Although the Company has not to date developed formal processes by which stockholders may communicate directly to directors, it believes that the informal process, in which any communication sent to the Board of Directors in care of the Company is forwarded to the Board, has served the Board’s and its stockholders’ needs. Until any other procedures are developed, any communications to the Board should be sent to it in care of the Secretary of the Company.
Any communications from interested parties directed toward non-management directors specifically may be sent to Alan Siegel, one of the Company’s non-management directors, who forwards any such communications to each of the other non-management directors that, in the opinion of Mr. Siegel, deal with the functions of the Board of Directors or the committees thereof or that he otherwise determines require their attention. Mr. Siegel’s address for this purpose is c/o Thor Industries, Inc., 419 West Pike St., Jackson Center, OH 45334.

Code of Ethics
The Company has adopted a written code of ethics, the “Thor Industries, Inc. Business Ethics Policy,” which is applicable to all directors, officers and employees of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and other executive officers identified in this proxy statement who perform similar functions (collectively, the “Selected Officers”). A copy of the code of ethics has been posted on the Company’s website and is available in print to any stockholder who requests it. The Company intends to disclose any changes in or waivers from its code of ethics applicable to any Selected Officer on its website or by filing a Form 8-K with the Securities and Exchange Commission.
Ownership of Common Stock
The following table sets forth information as of September 30, 2008 with respect to the beneficial ownership, as defined in Rule 13(d) under the Exchange Act, of the Company’s Common Stock by (i) each person known by the Company to beneficially own, as defined in Rule 13d-3 under the Exchange Act, 5% or more of the outstanding Common Stock; (ii) each director of the Company; (iii) each executive officer (or former executive officer) of the Company named in the Summary Compensation Table below; and (iv) all executive officers and directors of the Company as a group. As of September 30, 2008, there were 55,440,924 shares of Common Stock issued and outstanding.

	Beneficial Ownership (1)
Name and Address of Beneficial Owner	Number of Shares		Percent
Wade F. B. Thompson	16,305,470		29.4%
419 West Pike Street Jackson Center, Ohio 45334-0629

Peter B. Orthwein	2,557,800	(2)	4.6%
419 West Pike Street Jackson Center, Ohio 45334-0629

Richard E. Riegel, III	549,124	(3)	*
419 West Pike Street Jackson Center, Ohio 45334-0629

Christian G. Farman	—		*
419 West Pike Street Jackson Center, Ohio 45334-0629

Walter L. Bennett	21,375	(4)	*
419 West Pike Street Jackson Center, Ohio 45334-0629

H. Coleman Davis, III	518,666		*
419 West Pike Street Jackson Center, Ohio 45334-0629

Neil D. Chrisman	33,000	(5)	*
419 West Pike Street Jackson Center, Ohio 45334-0629

Alan Siegel	2,000	(6)	*
419 West Pike Street Jackson Center, Ohio 45334-0629

Jan H. Suwinski	53,000	(7)	*
419 West Pike Street Jackson Center, Ohio 45334-0629

Geoffrey A. Thompson	17,400	(8)	*
419 West Pike Street Jackson Center, Ohio 45334-0629

William C. Tomson	64,000	(9)	*
419 West Pike Street Jackson Center, Ohio 45334-0629

Royce & Associates, LLC	6,312,875	(10)	11.4%
82 Devonshire Street Boston, MA 02109

All directors and executive officers as a group	20,121,835	(11)	36.5%
(eleven persons)

*	less than 1%.

(1)	Except as otherwise indicated, the persons in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Includes 61,350 shares owned by Mr. Orthwein’s wife, 124,000 shares owned of record by a trust for the benefit of Mr. Orthwein’s children, of which Mr. Orthwein is a trustee, 30,000 shares owned of record by a trust for the benefit of Mr. Orthwein’s half brother, of which Mr. Orthwein is a trustee, 157,050 shares of record owned by Mr. Orthwein’s minor children for which Mrs. Orthwein acts as custodian, 320,000 shares owned of record by the Orthwein Investment Group D, L.P., in which Mr. Orthwein has a 0.51% economic interest but a 51% general partnership interest, 122,500 shares held by a charitable annuity trust of which Mr. and Mrs. Orthwein are the sole trustees, and 299,700 shares held in a trust of which Mr. Orthwein is sole trustee for his three youngest children as beneficiaries. Also includes 269,600 shares owned by Mr. Orthwein directly that are pledged as security.

(3)	Includes 1,800 non-vested restricted shares issued under the Restricted Stock Plan and options to acquire 28,000 shares issued under the 1999 Stock Option Plan which are currently exercisable. Also includes 508,212 shares owned by Mr. Riegel’s wife, and 3,000 shares of record owned by Mr. Riegel’s minor children for whom Mr. Riegel acts as custodian.

(4)	Includes 3,000 non-vested restricted shares issued under the Restricted Stock Plan and options to acquire 15,225 shares issued under the 1999 Stock Option Plan which are currently exercisable.

(5)	Includes options to acquire 25,000 shares issued under the 1999 Stock Option Plan which are currently exercisable.

(6)	Includes options to acquire 2,000 shares issued under the 1999 Stock Option Plan which are currently exercisable.

(7)	Includes options to acquire 43,000 shares issued under the 1999 Stock Option Plan which are currently exercisable.

(8)	Includes options to acquire 15,000 shares issued under the 1999 Stock Option Plan which are currently exercisable.

(9)	Includes options to acquire 45,000 shares issued under the 1999 Stock Option Plan which are currently exercisable.

(10)	The number of shares shown for Royce & Associates, LLC is based on a Schedule 13G filed on February 1, 2008.

(11)	Includes 173,225 shares issuable under stock options which are currently exercisable or will become exercisable within 60 days from September 30, 2008.

Executive Compensation
Compensation Discussion and Analysis
Our Compensation Philosophy and Objectives
Our compensation structure focuses on cash compensation tied to current performance. We have focused on cash compensation because we believe it has been the most important factor underlying our success in attracting, motivating and retaining executive officers and other management throughout our 29 year history. We expect our emphasis on cash compensation to continue in the future. Although we do not generally award long-term incentive compensation to our executive officers, we consider providing long-term incentive compensation, including equity awards under our 2006 Equity Incentive Plan, to the extent we believe that it will help us to attract, motivate or retain particular individuals more so than cash compensation. For example, we awarded stock options to Christian G. Farman, our Chief Financial Officer, in May 2008 as an inducement to join our Company.
The Company consists of a corporate parent, Thor Industries, Inc., and several operating subsidiaries. Executive officers of the corporate parent historically have received a majority of their compensation in the form of cash bonuses based on the profitability of the Company. In particular, Messrs. Wade F. B. Thompson and Peter B. Orthwein receive low fixed salaries in addition to discretionary cash bonuses relating to the profitability of the Company, which are reviewed and approved by the Compensation Committee. H. Coleman Davis, III, Chairman of Keystone RV Company (“Keystone”) and Chief Operating Officer of Thor Industries, Inc. from March 2007 to October 2007, also receives a low fixed salary in addition to a cash bonus based on the profitability of Keystone.
The management of each operating subsidiary is provided with incentive based cash compensation through the Company’s Management Incentive Plan (“MIP”), which provides for an annual bonus pool equal to a percentage of their operating subsidiary’s pre-tax profits in excess of a threshold established by the Company’s Chief Executive Officer. Pre-tax profits of an operating subsidiary are determined by reference to the income statement of the operating subsidiary after deducting an interest factor based on the amount of capital, if any, utilized by the operating subsidiary during the fiscal year. We believe that we have been successful in attracting, motivating and retaining management of our operating subsidiaries in large part due to our policy of providing cash compensation based upon the profitability of our operating subsidiaries.
For management of our operating subsidiaries and executive officers of the corporate parent, pre-tax profits has been chosen as the relevant performance measure because it is a key metric used by management to direct and measure the Company’s business performance. Moreover, we believe that pre-tax profits measures are clearly understood by both our employees and stockholders, and that incremental growth in pre-tax profits leads to the creation of long-term stockholder value. Therefore, the performance compensation programs employed by the Company historically have used pre-tax profits as a performance measure for determining bonuses.
The Compensation Committee has ultimate responsibility for overseeing all forms of compensation for our named executive officers.
Named Executive Officers
For fiscal 2008, our named executive officers listed in the Summary Compensation Table below (collectively, the “named executive officers”) and their respective titles are as follows:
•	Wade F. B. Thompson, Chief Executive Officer, Chairman and President (principal executive officer)

•	Peter B. Orthwein, Vice Chairman and Treasurer

•	Richard E. Riegel, III, Chief Operating Officer (effective October 2007)

•	Walter L. Bennett, Executive Vice President, Chief Administrative Officer and Secretary (and Chief Financial Officer until May 2008)

•	Christian G. Farman, Senior Vice President and Chief Financial Officer (effective May 2008) (principal financial officer)

•	H. Coleman Davis, III, Chairman of Keystone and, from March 2007 to October 2007, Chief Operating Officer of Thor Industries, Inc.
Mr. Davis is a named executive officer for fiscal 2008 because he served as Chief Operating Officer of the Company between March 2007 and October 2007 and received significant bonus compensation based on the pre-tax profits of Keystone. The Compensation Committee made no change to Mr. Davis’ compensation arrangements during the time he served as Chief Operating Officer of Thor Industries, Inc. Mr. Davis has announced his intention to retire from the Company, including as a director of the Company, effective December 31, 2008.
Elements of Compensation for Named Executive Officers
There are three basic elements of our executive compensation program, for our named executive officers which are base salary, bonuses and other compensation and benefits. Historically, we have not entered into employment agreements with our named executive officers. However, we entered into an employment offer letter with Mr. Farman in May 2008 as an inducement to join our company.
Base Salary
Most of our named executive officers receive low base salaries relative to their bonuses, reflecting our philosophy that short-term compensation should be based primarily on performance. Base salaries of named executive officers are typically not adjusted except in connection with promotions. Notwithstanding the foregoing, for fiscal 2008, Mr. Bennett, then our Chief Financial Officer, received a one-time base salary increase, from $100,000 to $500,000, with the expectation that his annual bonus would be reduced by a similar amount. This one-time adjustment reflected the determination by the Chief Executive Officer and the Compensation Committee that a smaller portion of the total compensation of the Company’s finance executives should be tied to profitability going forward. For the same reason, the base salary of Mr. Farman, our current Chief Financial Officer, was set at $500,000 when he joined the Company in May 2008. Mr. Orthwein’s base salary was increased to $270,000 in December 2007 to better align the compensation packages of our Chairman and Vice Chairman.
For fiscal 2009, Mr. Thompson has declined to take any base salary and Mr. Orthwein has volunteered to reduce his base salary by 15% to $229,500. For fiscal 2009, Mr. Bennett has volunteered to reduce his base salary by 20% to $400,000.
Bonuses
Messrs. Thompson’s and Orthwein’s bonuses take into account the profitability of the Company but are discretionary; no formulas are used. For Messrs. Thompson and Orthwein, toward the end of each fiscal year when profitability for the fiscal year can be reasonably estimated, the Chief Executive Officer recommends to the Compensation Committee bonus amounts to be paid to himself and Mr. Orthwein in recognition of their contributions to the Company for the current fiscal year with due regard to the profitability of the Company as a whole. In approving the bonus amounts for such officers, the reasonableness of the recommended bonus amounts in relation to compensation paid to similarly situated executives in peer and comparably sized companies. In drawing comparisons against peer and other companies, members of the Compensation Committee individually and informally consult various publicly available sources, including publicly available information from Mercer LLC and the SEC’s EDGAR database. The bonus amounts historically requested for and paid to Messrs. Thompson and Orthwein have been well below market based on the Compensation Committee’s informal review of compensation paid to the top executives at peer and comparably sized companies.
For fiscal 2008, Messrs. Thompson and Orthwein have declined annual bonuses due to the decline in the Company’s profits in fiscal 2008, resulting from market conditions.
Historically, Messrs. Bennett’s and Riegel’s bonuses were also on a discretionary, non-formula basis. For the second, third, and fourth quarters of fiscal 2008, Messrs. Bennett and Riegel were paid performance bonuses based on a formula of the Company’s pre-tax profits pursuant to the Company’s Annual

Incentive Plan (“AIP”). Mr. Bennett’s bonus was equal to .25% of the Company’s pre-tax profit for each quarter for which at least $25,000,000 pre-tax profit was achieved and Mr. Riegel’s bonus was equal to .6% of the Company’s pre-tax profit for each quarter for which at least $25,000,000 pre-tax profit was achieved. Neither Mr. Bennett nor Mr. Riegel earned bonuses in the fourth quarter of fiscal 2008 because the Company’s pre-tax profits were less than the $25,000,000 threshold. For fiscal 2009, Mr. Riegel will receive a guaranteed bonus of $75,000 per quarter and is eligible to receive additional bonus compensation based on individual performance and the pre-tax profits of the Company.
Mr. Farman, who joined the Company during the fourth quarter of fiscal 2008, did not receive a bonus for fiscal 2008 but, pursuant to his employment offer letter, is eligible for an annual discretionary bonus of up to $300,000 for fiscal 2009 based on Mr. Farman’s performance and the performance of the Company.
Bonuses for Messrs. Bennett, Riegel and Farman are approved and paid on a quarterly basis. For each fiscal quarter, either following the completion of the quarter when profitability for the quarter can be reasonably estimated or prior to (in general) the commencement of the quarter, in the case of bonuses paid pursuant to the 2008 Annual Incentive Plan (if approved by stockholders at the annual meeting), the Chief Executive Officer recommends to the Compensation Committee bonus amounts or, in the case of awards under the 2008 Annual Incentive Plan (if approved by stockholders), performance awards for such quarter. In approving the bonus amounts or performance awards for such officers, the Compensation Committee considers the Company’s performance during the quarter and/or year to date, projected profits for the current year, the individual performance of the executive and the reasonableness of the recommended bonus amounts in relation to compensation paid to similarly situated executives in peer and comparably sized companies. In drawing comparisons against peer and other companies, members of the Compensation Committee individually and informally consult various publicly available sources, including publicly available information from Mercer LLC and the SEC’s EDGAR database.
Mr. Davis’ bonus is based on a percentage of the pre-tax profits of Keystone, of which Mr. Davis is the Chairman, above a threshold amount. Although we anticipate that Keystone may have pre-tax profits each fiscal year, it is impossible to predict whether Keystone will have sufficient pre-tax profits to warrant the payment of a performance bonus to Mr. Davis for any particular fiscal year. Until the fourth quarter of fiscal 2007, Mr. Davis received his bonus payments pursuant to the MIP. For the fourth quarter of fiscal 2007 and first quarter of fiscal 2008, Mr. Davis received his bonus payment pursuant to the Company’s AIP.
Other Benefits
A limited number of additional benefits are also provided to executive officers as part of our compensation package because we believe that it is customary to provide such benefits or otherwise in our best interest to do so. In providing such benefits, both the Chief Executive Officer and the Compensation Committee have determined that these elements are appropriate for the attraction, motivation and retention of executive talent.
In this regard, the Company has established the Thor Industries, Inc. Non-Qualified Deferred Compensation Plan for executives who may be impacted by the compensation limits that restrict participation in the Company’s qualified 401(k) plan. This plan allows executives to defer a portion of their compensation and to have the funds deemed invested in certain mutual fund investments selected by the Company. Participant benefits are limited to the value of the investments held on their behalf. The Company made no contributions to the plan in fiscal 2008.
The Company also grants long-term cash awards to certain named executive officers under the Company’s Select Executive Incentive Plan. The purpose of the plan is to provide eligible executives with supplemental deferred compensation in addition to current bonus compensation. Awards are determined at the sole discretion of the Compensation Committee upon the recommendation of the Chief Executive Officer. The amount(s) credited to the account of an eligible executive generally vest following the completion of the executive’s sixth year of participation in the plan. Historically, amounts awarded to named executive officers under this plan have represented a small percent of the total annual compensation of such officers.
Long-term Incentive Compensation
Although we have not generally awarded long-term incentive compensation to our executive officers in recent years, we consider providing long-term incentive compensation, including equity awards, to the extent we believe it will help us to attract, motivate or retain particular individuals more so than cash compensation. In this regard, to induce Mr. Farman to join our company in May 2008, we granted Mr. Farman options to acquire 100,000 shares of common stock. We also granted Mr. Riegel options to acquire 100,000 shares of common stock in May 2008 to better align the compensation packages of our Chief Operating Officer and Chief Financial Officer.
Several of our executive officers, including Messrs. Thompson, Orthwein and Davis, already own significant amounts of our common stock, and, as a result, the Compensation Committee believes that the financial interests of these executives are already aligned with those of our stockholders. The Compensation Committee therefore believes there would be little incremental value in providing these officers with additional equity.
Severance and Change-in-Control Benefits
The Company does not typically enter into employment agreements with its named executive officers or any other agreement with provisions regarding severance or change-in-control benefits nor does the Company maintain a severance plan or policy for its employees. The absence of these benefits reflects our emphasis on cash compensation for current performance as opposed to other forms of compensation. Notwithstanding the foregoing, when Mr. Farman joined the Company in May 2008, pursuant to the terms of an employment offer letter and as an inducement to join our company, we agreed to pay Mr. Farman severance equal to nine months of Mr. Farman’s base salary in the event Mr. Farman is terminated for reasons other than cause. Mr. Farman is the only named executive officer with such severance benefits.
Certain of the Company’s benefit plans include severance and change-in-control protections for plan participants. For example, the Company’s 1999 Stock Option Plan and 2006 Equity Incentive Plan each specify that upon the occurrence of a change-in-control, all options will automatically become vested and exercisable in full and all restrictions or conditions, if any, on any options will automatically lapse. Under the Company’s Restricted Stock Plan, restricted shares automatically vest upon (x) the termination by the Company of the holder of restricted shares other than for cause and (y) the holder’s death, disability or retirement. These types of provisions are designed to ensure that plan participants receive the benefits of prior plan awards in the event that a change-in-control occurs or they are terminated other than for cause since these events are largely or entirely out of their control.
The aggregate value of change-in-control and termination benefits for each named executive officer is summarized below under the subheading, “Potential Payments Upon Termination or Change-in-Control”.
Tax Deductibility
Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the chief executive officer and the three other most highly-paid executive officers (other than the Company’s chief executive officer and chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by shareholders, are excluded from the deduction limit. The Compensation Committee’s policy is to qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent it believes it is practical and in the best interests of the Company and its stockholders. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee has the right to authorize compensation that would not otherwise be deductible under Section 162(m) or otherwise.
Compensation Committee Report
We, the Compensation Committee of the Board of Directors of Thor Industries, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in Thor Industries, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 31, 2008.

The Compensation Committee
William C. Tomson
Geoffrey A. Thompson

Summary Compensation Table
The following Summary Compensation Table summarizes the total compensation awarded to our Chief Executive Officer, our Chief Financial Officer, our three other most highly-compensated executive officers and a former executive officer (collectively, our “named executive officers”) in fiscal 2008 and fiscal 2007.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Share	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)	($)		($)
Wade F. B. Thompson, Chief Executive Officer, Chairman and President	2008	270,000	-0-	-0-	-0-	-0-	-0-	-0-		270,000
(principal executive officer)	2007	270,000	-0-	-0-	-0-	-0-	-0-	-0-		270,000
Peter B. Orthwein, Vice Chairman	2008	204,618	-0-	-0-	-0-	-0-	-0-	-0-		204,618
and Treasurer	2007	100,000	-0-	-0-	-0-	-0-	-0-	-0-		100,000
Richard E. Riegel, III,	2008	100,500	360,000	7,429	36,943	477,040	-0-	17,286	(7)	999,198
Chief Operating Officer (5)	2007	100,500	900,000	15,668	9,824	-0-	-0-	26,859	(7)	1,052,851
Walter L. Bennett, Executive Vice President, Chief Administrative Officer and	2008	500,000	150,000	14,463	-0-	198,850	-0-	9,029	(8)	872,342
Secretary (6)	2007	100,000	900,000	35,224	14,034	-0-	-0-	70,174	(8)	1,119,432
Christian G. Farman, Senior Vice President and Chief Financial Officer (principal	2008	115,835	—	—	54,409	—	—	—		170,244
financial officer) (6)	2007	NA	NA	NA	NA	NA	NA	NA		NA
H. Coleman Davis, III, Chairman of Keystone and former Chief	2008	100,000	-0-	-0-	-0-	3,154,140	-0-	-0-		3,254,140
Operating Officer (5)	2007	100,000	-0-	-0-	-0-	3,249,030	-0-	-0-		3,349,030

(1)	Reflects the payment of discretionary bonuses as more fully described in “Compensation Discussion and Analysis” above.

(2)	All awards were granted under our Restricted Stock Plan which we describe below. We account for the plan under SFAS No. 123R “Share Based Payments.” The values reported in the “Share Awards” column are the amounts we expensed during fiscal 2007 and fiscal 2008 for each named executive officer’s share award. All share awards are expensed on a pro rata basis over the six year vesting period for the awards. The amounts included in this column include expenses related to share awards issued prior to fiscal 2007.

(3)	All stock options were granted under our 1999 Stock Option Plan or our 2006 Equity Incentive Plan. We account for the plan under SFAS No. 123R “Share Based Payments.” The values reported in the “Option Awards” column are the amounts we expensed during fiscal 2007 and fiscal 2008 for each named executive officer’s stock options. All option awards are expensed ratably over their three year vesting period. The amounts included in this column include expenses related to option awards granted in fiscal 2008 and in earlier years.

(4)	In the case of Mr. Davis the amounts in this column reflect the payment of periodic bonuses based on the achievement of pre-established performance goals relating to the pre-tax profits of Keystone as more fully described in “Compensation Discussion and Analysis.” In the case of Messrs. Bennett and Riegel, the amounts in this column reflect bonuses paid with respect to the second, third and fourth quarters of fiscal 2008 based on the achievement of pre-established performance goals relating to the pre-tax profits of the Company as more fully described in “Compensation Discussion and Analysis”.

(5)	Mr. Riegel was promoted from Group President to Chief Operating Officer in October 2007. Mr. Davis served as Chief Operating Officer from March 2007 to October 2007. Mr. Davis has announced his intention to retire from the Company, including as a director of the Company, effective December 31, 2008.

(6)	Mr. Farman was hired in May 2008 to serve as Senior Vice President and Chief Financial Officer. Mr. Bennett served as Chief Financial Officer until May 2008. The base salary shown for Mr. Farman for fiscal year 2008 reflects the amount paid to Mr. Farman in base salary from the date Mr. Farman joined the Company through the end of fiscal 2008. Mr. Farman’s annual base salary is $500,000.

(7)	Consists of $9,042 and $16,353 credited to Mr. Riegel under the Company’s SEIP and $8,244 and $10,506 of dividends paid to Mr. Riegel in respect of restricted stock awards held by Mr. Riegel for 2008 and 2007 respectively.

(8)	Consists of $(10,231) and $43,689 credited to Mr. Bennett under the Company’s SEIP and $19,260 and $26,485 of dividends paid to Mr. Bennett in respect of restricted stock awards held by Mr. Bennett for 2008 and 2007 respectively.
Grants of Plan Based Awards
The following table sets forth option awards and share awards granted to our named executive officers during fiscal 2008.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2008

								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair
		Estimated Future Payouts			Estimated Future Payouts			Number	Number of	or Base	Value of
		Under Non-Equity Incentive			Under Equity Incentive Plan			of Shares	Securities	Price of	Stock
		Plan Awards			Awards			of Stocks	Underlying	Option	and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Option
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	Awards
Wade F. B. Thompson	—	—	—	—	—	—	—	—	—	—	—
Peter B. Orthwein	—	—	—	—	—	—	—	—	—	—	—
Richard E.	5/23/08	—	—	—	—	—	—	—	100,000 (2)	$26.79	$26.79
Riegel, III	—	(1)	(1)	(1)	—	—	—	—	—	—	—
Walter L. Bennett	—	(1)	(1)	(1)	—	—	—	—	—	—	—
H. Coleman Davis, III	—	(1)	(1)	(1)	—	—	—	—	—	—	—
Christian G. Farman	5/5/08	—	—	—	—	—	—	—	100,000 (2)	$26.30	$26.30

(1)	As shown under the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table and as more fully described in “Compensation Discussion and Analysis”, Mr. Davis received non-equity incentive plan awards under the MIP and AIP for fiscal 2008 and Messrs. Bennett and Riegel received non-equity incentive plan awards under the AIP for the second, third and fourth quarters of fiscal 2008. Because the awards are based on a percentage of pre-tax profits of Keystone, or the Company, as applicable, it is impossible to calculate thresholds, targets or maximum amounts for such awards.

(2)	All Stock options were granted under our 2006 Equity Incentive Plan and vest in one-third increments on the first, second and third anniversaries of the date of grant.

Outstanding Equity Awards at 2008 Fiscal Year-End
The following table sets forth information concerning option awards and share awards held by our named executive officers as of July 31, 2008. All share amounts and exercise prices have been adjusted to reflect the Company’s 2 for 1 stock split effective January 26, 2004.

Name	Option Awards					Stock Awards
Equity
			Equity					Incentive	Equity Incentive
			Incentive Plan					Plan Awards:	Plan Awards:
			Awards:					Number of	Market or
	Number of	Number of	Number of				Market	Unearned	Payout Value of
	Securities	Securities	Securities			Number of	Value of	Shares, Units	Unearned
	Underlying	Underlying	Underlying			Shares or	Shares or	or Other	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option		Units That	Units That	Rights That	Other Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	That Have Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	Vested	Vested
	(#)	(#)	(#)	($)	Date	(#)(1)	($)(2)	(#)	($)
Wade F. B.	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-
Thompson
Peter B.	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-
Orthwein
Richard E.	14,000	-0-	-0-	$26.91	12/8/2013	600 (4)	11,772	-0-	-0-
Riegel, III	14,000	-0-	-0-	$12.86	7/23/2012	1,200 (5)	23,544	-0-	-0-
	-0-	100,000 (3)	-0-	$26.79	5/23/2018
Walter L.	15,225	-0-	-0-	$26.91	12/8/2013	1,000 (6)	19,620	-0-	-0-
Bennett						2,000 (7)	39,240	-0-	-0-
H. Coleman	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-
Davis, III
Christian G.	-0-	100,000 (8)	-0-	$26.30	5/5/2018	-0-	-0-	-0-	-0-
Farman

(1)	Mr. Bennett and Mr. Riegel, as holders of restricted shares, are entitled to receive dividends and other distributions paid with respect to such shares while they are so restricted.

(2)	Assumes stock price of $19.62, the closing price on July 31, 2008.

(3)	Mr. Riegel received an option award for 100,000 shares on 5/23/08. The options vest in one-third increments on the first, second and third anniversaries of the date of grant.

(4)	Mr. Riegel received a restricted stock award of 1,200 shares on 10/30/2002. The remaining 600 of those shares vest on 10/30/2008.

(5)	Mr. Riegel received a restricted stock award of 1,200 shares on 12/08/2003. 600 of those shares vest on 12/08/2008 and 600 shares vest on 12/08/2009.

(6)	Mr. Bennett received a restricted stock award of 2,000 shares on 10/30/2002. The remaining 1,000 of those shares vest on 10/30/2008.

(7)	Mr. Bennett received a restricted stock award of 2,000 shares on 12/8/2003. 1,000 of those shares vest on 12/8/2008 and 1,000 vest on 12/8/2009.

(8)	Mr. Farman received an option award for 100,000 shares on 5/5/08. The options vest in one-third increments on the first, second and third anniversaries of the date of grant.

Option Exercises and Shares Vested in Fiscal 2008
The following table summarizes information regarding the exercise of option awards and/or the vesting of share awards for each named executive officer in fiscal 2008.

	Option Awards		Share Awards
	Number of Shares		Number of
	Acquired on	Value Realized on	Shares Acquired	Value Realized on
	Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)
Wade F. B. Thompson	-0-	-0-	-0-	-0-
Peter B. Orthwein	-0-	-0-	-0-	-0-
Richard E. Riegel, III	-0-	-0-	2,800	112,800
Walter L. Bennett	4,775	73,249	7,500	290,320
H. Coleman Davis, III	-0-	-0-	-0-	-0-
Christian G. Farman	-0-	-0-	-0-	-0-

(1)	Represents the amount realized based on the difference between the market price of the Company’s common stock on the date of exercise and the exercise price.

(2)	Represents the amount realized based on the market price of the Company’s common stock on the vesting date.
Non-Qualified Deferred Compensation for Fiscal 2008
The following table shows the contributions, earnings and account balances for the named executive officers participating in the two non-qualified deferred compensation plans sponsored by the Company: the SEIP and the Non-Qualified Deferred Compensation Plan.

	Executive		Registrant	Aggregate		Aggregate	Aggregate
	Contributions		Contributions	Earnings in		Withdrawals/	Balance at
	in fiscal 2008		in fiscal 2008	fiscal 2008		Distributions	7/31/08
Name	($)		($)	($)		($)(1)	($)
Wade F. B. Thompson	-0-		-0-	-0-		-0-	-0-
Peter B. Orthwein	-0-		-0-	-0-		-0-	-0-
Richard E. Riegel, III	36,040	(2)	12,500 (3)	(630	)(4)	-0-	244,137	(5)
Walter L. Bennett	27,500	(6)	15,000 (7)	(39,410	)(8)	-0-	402,735	(9)
H. Coleman Davis, III	-0-		-0-	-0-		-0-	-0-
Christian G. Farman	4,074	(10)	-0-	(1,016	)(10)	-0-	3,058	(10)

(1)	There were no withdrawals by, or distributions to, any of the named executive officers in fiscal 2008.

(2)	Consists of amounts contributed by Mr. Riegel to the Non-Qualified Deferred Compensation Plan. This amount consists of deferred bonus amounts which are also reported in the Bonus column of the Summary Compensation Table.

(3)	Consists of amounts contributed by the Company on behalf of Mr. Riegel to the SEIP.

(4)	Consists of $(3,458) earned under the SEIP and $2,828 earned under the Non-Qualified Deferred Compensation Plan.

(5)	Consists of an aggregate balance of $38,874 under the SEIP (all of which is unvested) and an aggregate balance of $205,263 under the Non-Qualified Deferred Compensation Plan (all of which is vested).

(6)	Consists of amounts contributed by Mr. Bennett to the Non-Qualified Deferred Compensation Plan. This amount consists of deferred bonus amounts which are also reported in the Bonus column of the Summary Compensation Table.

(7)	Consists of amounts contributed by the Company to the SEIP on behalf of Mr. Bennett.

(8)	Consists of $(25,231) earned under the SEIP and $(14,179) earned under the Non-Qualified Deferred Compensation Plan.

(9)	Consists of an aggregate balance of $200,563 under the SEIP (all of which is vested) and an aggregate balance of $202,172 under the Non-Qualified Deferred Compensation Plan (all of which is vested).

(10)	Consists of balances contributed by Mr. Farman, aggregate earnings and aggregate balance under the Non-Qualified Deferred Compensation Plan.
The SEIP and the Non-Qualified Deferred Compensation Plan are described below.
Executive Employment Agreements
We have not entered into employment agreements with any of our named executive officers. However, in May 2008, we entered into an employment offer letter with Mr. Farman, our Chief Financial Officer.
The material terms of the employment offer letter with Mr. Farman are as follows:
•	Mr. Farman’s annual base salary is set at $500,000.
•	Mr. Farman is eligible for an annual bonus of up to $300,000 for fiscal 2009 based on Mr. Farman’s performance and the performance of the Company.
•	We agreed to grant Mr. Farman options to purchase 100,000 shares of the Company’s common stock pursuant to our 2006 Equity Incentive Plan. The stock options will vest over a three year period in one-third increments on the first, second and third anniversaries of the date of grant. The stock options were priced on May 5, 2008, the date Mr. Farman commenced employment with us.
•	We agreed to reimburse Mr. Farman for (i) reasonable temporary living expenses in the Elkhart, Indiana area for up to six months from the date Mr. Farman commences employment with us and (ii) reasonable moving expenses.
•	We agreed to pay Mr. Farman severance equal to nine months of Mr. Farman’s base salary in the event Mr. Farman is terminated for reasons other than cause. For purposes of Mr. Farman’s offer letter, “cause” means (i) the commission of or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an affiliate, (ii) conduct tending to bring the Company into substantial public disgrace, or disrepute, (iii) gross negligence or willful misconduct with respect to the Company or an affiliate or (iv) material violation of state or federal securities laws.
Mr. Farman also participates in the compensation and benefit programs generally available to our executive officers.
Potential Payments Upon Termination or Change-in-Control
The narrative and tables that follow describe potential payments and benefits to our named executive officers or their beneficiaries under existing plans or arrangements, whether written or unwritten, for various scenarios including change-in-control and termination of employment. The amounts shown assume a termination effective as of July 31, 2008, as well as a closing price of the Company’s common stock on July 31, 2008 of $19.62 per share, and thus include amounts earned through such time and are estimates of amounts that would be paid out to the named executive officers upon a change-in-control or their separation or termination. Unless otherwise noted, all cash benefits are stated as the total present value of the obligation. Note that these amounts are estimates only, as the actual obligation can only be determined at the time of a change-in-control or the named executive officer’s separation from the Company.
Except for the May 2008 employment offer letter with Mr. Farman summarized above, the Company has not entered into any agreements with any named executive officer with provisions regarding severance or change-in-control benefits nor does the Company maintain a severance plan or policy for its employees.
The following presentation has been keyed to four general events upon which a named executive officer or his beneficiary would be entitled to a benefit: death, disability, termination by the Company other than for cause and change-in-control.
In addition to the amounts reported in the tables below, the SEIP and the Non-Qualified Deferred Compensation Plan provide for payments of the vested deferred amounts upon termination of employment and, in the case of the Non-Qualified Deferred Compensation Plan, following a change in control.
Under the SEIP, if a named executive officer’s employment terminated on July 31, 2008, he would receive his entire vested account balance (reported in the “Aggregate Balance at 7/31/08” column of the Non-Qualified Deferred Compensation table above) commencing after the end of the eighteenth complete calendar month following termination of employment (assuming he did not violate the plan’s non-compete, non-solicitation or non-disclosure provisions).
Under the Non-Qualified Deferred Compensation Plan, if a named executive officer’s employment terminated on July 31, 2008, or if the named executive officer died or became disabled, he would receive his entire vested account balance (reported in the “Aggregate Balance at 7/31/08” column of the Non-Qualified Deferred Compensation table above). A change in control would also trigger payment to the named executive officer.
Benefits and Payments Upon Death
The table below reflects the benefits payable in the event of death of our named executive officers on July 31, 2008:

	Value of Stock	Select Executive
	Acceleration	Incentive Plan	TOTAL
Name	($)(1)	($)(2)	($)
Wade F. B. Thompson	-0-	-0-	-0-

Peter B. Orthwein	-0-	-0-	-0-

Richard E. Riegel, III	35,316	38,874	74,190

Walter L. Bennett	58,860	-0-	58,860

H. Coleman Davis, III	-0-	-0-	-0-

Christian G. Farman	-0-	-0-	-0-

(1)	The Restricted Stock Plan provides that restrictions on restricted shares lapse upon the death of a grant recipient. Amounts represent the value of accelerated vesting of such shares, calculated as the product of: (i) the number of restricted shares becoming vested upon the named executive officer’s death and (ii) the closing price of our common stock on July 31, 2008 ($19.62).

(2)	Represents the unvested balances which would vest upon the death of a plan participant under the SEIP.

Benefits and Payments Upon Termination Due to Disability or Change-in-Control
The table below reflects the benefits payable to our named executive officers had either of the following events occurred as of July 31, 2008: (i) termination due to disability, or (ii) change-in-control.

Value of Stock Acceleration
Name	($) (1)
Wade F. B. Thompson	-0-

Peter B. Orthwein	-0-

Richard E. Riegel, III	35,316

Walter L. Bennett	58,860

H. Coleman Davis, III	-0-

Christian G. Farman	-0-

(1)	Under the terms of our Restricted Stock Plan, the restrictions on restricted stock held by our named executive officers lapse upon the permanent and total disability of our named executive officers. In addition, this table assumes that the Compensation Committee, as administrator of the Restricted Stock Plan, would exercise discretionary authority to accelerate the vesting of restricted stock upon a change-in-control. Amounts represent the value of accelerated vesting of such shares.
Benefits and Payments Upon Termination by the Company Other Than for Cause

Name	Value of Stock Acceleration ($)(1)	Severance ($)		Total ($)
Wade F. B. Thompson	—	—		—

Peter B. Orthwein	—	—		—

Richard E. Riegel, III	35,316	—		35,316

Walter L. Bennett	58,860	—		58,860

H. Coleman Davis, III	—	—		—

Christian G. Farman	—	375,000	(2)	375,000

(1)	Under the terms of our Restricted Stock Plan, the restrictions on restricted shares held by our named executive officers lapse upon the Company’s termination of employment of our named executive officers other than for cause. Amounts represent the value of accelerated vesting of such restricted shares, calculated as the product of: (i) the number of restricted shares becoming vested upon such termination of employment and (ii) the closing price of our common stock on July 31, 2008 ($19.62).

(2)	In accordance with the employment offer letter between us and Mr. Farman, Mr. Farman’s severance amount consists of nine months of his base salary of $500,000.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of July 31, 2008 about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees or members of the Board of Directors under all the Company’s existing equity compensation plans, including the 2006 Equity Incentive Plan.

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
	and rights	and rights	column (a)
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	514,561 (1)	$23.48	900,000 (2)

Equity compensation plans not approved by security holders	—	N/A	—

Total	514,561	$23.48	900,000

(1)	Represents shares underlying stock options granted pursuant to the Thor Industries, Inc. 1999 Stock Option Plan and the Thor Industries, Inc. 2006 Equity Incentive Plan. The 1999 Stock Option Plan was frozen in 2006 upon the adoption of the 2006 Equity Incentive Plan. As a result, no further grants may be made under the 1999 Stock Option Plan.

(2)	Represents shares authorized for issuance pursuant to the 2006 Equity Incentive Plan.
Summaries of Equity Compensation Plans
Thor Industries, Inc. 2006 Equity Incentive Plan
On December 5, 2006, we adopted the Thor Industries, Inc. 2006 Equity Incentive Plan (the “Equity Incentive Plan” or the “Plan”) which is designed to enable the Company and its affiliates to obtain and retain the services of the types of employees, consultants and directors who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.
The Equity Incentive Plan is designed, among other things, to replace the Company’s 1999 Stock Option Plan (the “1999 Plan”) and the Company’s 1997 Restricted Stock Plan (the “1997 Plan”). When the Board approved the Equity Incentive Plan, it also approved the termination of the 1999 Plan and the 1997 Plan, each effective upon the approval of the Equity Incentive Plan by the stockholders of the Company. As a result, there will be no further grants of options, restricted stock or other equity-based awards pursuant to either the 1999 Plan or the 1997 Plan.
The maximum number of shares available for the grant of awards under the Equity Incentive Plan is 1,100,000 subject to adjustment in accordance with the terms of the Equity Incentive Plan, which is approximately the same number of shares that were available for issuance under the 1999 Plan and the 1997 Plan when those plans were terminated.
The Equity Incentive Plan will be administered by the Board or a committee designated by the Board (the “Committee”). The Board or the Committee (the “Administrator”) will have the power and authority to select Participants (as defined below) in the Plan and grant Awards (as defined below) to such Participants pursuant to the terms of the Plan.
Awards may be granted to employees, directors and, in some cases, consultants and those individuals whom the Administrator determines are reasonably expected to become employees, directors or consultants following the date of the grant of the Award (“Participants”), provided that incentive stock options may be granted only to employees. Awards may be in the form of options (incentive stock options and nonstatutory stock options), restricted stock, restricted stock units, performance compensation awards and stock appreciation rights (collectively, “Awards”).
Options
Options may be granted as incentive stock options (stock options intended to meet the requirements of Section 422 of the Code) or nonstatutory stock options (stock options not intended to meet such requirements) and will be granted in such form and will contain such terms and conditions as the Administrator deems appropriate. The term of each option will be fixed by the Administrator but no incentive stock option may be exercisable after the expiration of ten years from the grant date; provided, that, in the case of incentive stock options granted to a 10% stockholder, the term of such option may not exceed five years from the grant date. The exercise price of each incentive stock option may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant; provided, that, in the case of incentive stock options granted to a 10% stockholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price of each nonstatutory stock option may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant unless such nonstatutory stock option satisfies the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code. The Administrator will determine the time or times at which, or other conditions upon which, an option will vest or become exercisable.
Restricted Stock and Restricted Stock Units
The Administrator may award actual shares of common stock (“Restricted Stock”) or hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock (“Restricted Stock Units”), which award may, but need not, provide that such Restricted Stock or Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of an obligation or for any other purpose for such period as the Administrator shall determine. Subject to the restrictions set forth in the Award, Participants who are granted Restricted Stock generally will have the rights and privileges of a stockholder as to such restricted stock, including the right to receive dividends and vote such restricted stock.
Performance Compensation Awards
The Plan provides the Administrator with the authority to designate certain Awards as performance compensation awards in order to qualify such Awards as “performance-based compensation” under Section 162(m) of the Code. In addition, the Plan provides the Administrator with the authority to make an Award of a cash bonus to any Participant and designate such Award as a performance compensation award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.
The maximum performance compensation award payable to any one Participant under the Plan for a Performance Period is 1,100,000 shares of common stock or, in the event such performance compensation award is paid in cash, the equivalent cash value thereof, as determined by the Administrator. The maximum amount that can be paid in any calendar year to any Participant pursuant to a Performance Compensation Award in the form of a cash bonus is $10,000,000.
Stock Appreciation Rights
Stock appreciation rights may be granted either alone (“Free Standing Rights”) or, provided the requirements of the Plan are satisfied, in tandem with all or part of any option granted under the Plan (“Related Rights”). Upon exercise thereof, the holder of a stock appreciation right would be entitled to receive from the Company an amount equal to the product of (i) the excess of the fair market value of the

Company’s common stock on the date of exercise over the exercise price per share specified in such stock appreciation right or its related option, multiplied by (ii) the number of shares for which such stock appreciation right is exercised. The exercise price of a Free Standing Right shall be determined by the Administrator, but shall not be less than 100% of the fair market value of the Company’s common stock on the date of grant of such Free Standing Right. A Related Right granted simultaneously with or subsequent to the grant of an option shall have the same exercise price as the related option, shall be transferable only upon the same terms and conditions as the related option, and shall be exercisable only to the same extent as the related option. A stock appreciation right may be settled, at the sole discretion of the Administrator, in cash, shares of the Company’s common stock or a combination thereof.
Change in Control
In the event of a change in control (as defined in the Plan) of the Company, unless otherwise provided in an Award agreement, all options and stock appreciation rights will become immediately exercisable with respect to 100 percent of the shares subject to such option or stock appreciation rights, and the restrictions will expire immediately with respect to 100 percent of such shares of Restricted Stock or Restricted Stock Units subject to such Award (including a waiver of any applicable Performance Goals). In addition, unless otherwise provided in an Award agreement, all incomplete Performance Periods in respect of a performance compensation award will end upon a change in control, and the Administrator will (a) determine the extent to which performance goals with respect to each such Performance Period have been met, and (b) cause to be paid to the applicable Participant partial or full performance compensation awards with respect to performance goals for each such Performance Period based upon the Administrator’s determination of the degree of attainment of performance goals. Further, in the event of a change in control, the Administrator may in its discretion and upon advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of the Company’s common stock received or to be received by other shareholders of the Company in the event.
Amendment and Termination
The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided otherwise in the Plan, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law of securities exchange listing requirements. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Administrator may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless the Company requests the consent of the Participant and the Participant consents in writing.
1999 Stock Option Plan
The Thor Industries, Inc. 1999 Stock Option Plan (the “1999 Plan”) was adopted by the Company’s Board of Directors in July 1999 and by the Company’s shareholders in September 1999 and provided for the grant of incentive stock options and nonstatutory options (collectively, “options”) to employees and directors of the Company and its subsidiaries. The 1999 Plan was frozen effective as of December 5, 2006.
Upon the occurrence of a Change in Control (as defined in the 1999 Plan), all Options will automatically become vested and exercisable in full.
Under certain circumstances, in the event option holders engage in certain prohibitive behavior, options can be forfeited at the discretion of the Committee. In addition, any gains realized by option holders may have to be repaid under certain circumstances.
Restricted Stock Plan
The Company adopted the Thor Industries, Inc. Restricted Stock Plan (the “Restricted Stock Plan”) effective September 29, 1997. The Restricted Stock Plan was frozen as of December 5, 2006.

No shares granted under the Restricted Stock Plan may be transferred by the recipient thereof until such shares have vested. Any nonvested shares will automatically vest upon the earliest of (x) termination other than for cause and (y) the recipient’s death, disability or retirement. The Restricted Stock Plan contains non-competition and non-solicitation provisions which restrict recipients from competing with the Company. Non-compliance with such provisions will result in the forfeiture of non vested shares.
Summaries of Deferred Compensation Plans
Select Executive Incentive Plan
The Company adopted the Thor Industries, Inc. Select Executive Incentive Plan (the “SEIP”) effective September 29, 1997. The SEIP is administered by the Compensation Committee. The purpose of the SEIP is to provide eligible executives with supplemental deferred compensation in addition to the current compensation earned under the Company’s Management Incentive Plan. The SEIP is intended to be an unfunded deferred compensation arrangement for the benefit of a select group of management or highly compensated employees of the Company and its designated subsidiaries and affiliates.
For each year of participation, eligible executives are credited with the amount(s), if any, determined by the Compensation Committee in its sole discretion. The amount(s) are credited to an account maintained for each eligible executive, which is also credited with earnings and losses as if the amounts were invested in specific investment funds selected by the Compensation Committee (or by the eligible executive if the Compensation Committee establishes a procedure permitting the eligible executive to select from amongst the index funds selected by the Compensation Committee). The amount(s) credited to the account of an eligible executive remain unvested until the conclusion of the executive’s sixth year of participation in the SEIP at which time the amount(s) become 100% vested. However, the amounts immediately become 100% vested upon the eligible executive’s death or attainment of age 65. The SEIP contains non-competition and non-solicitation provisions which prohibit eligible executives from competing with the Company within the United States or Canada during the term of such eligible executive’s participation and for a period of eighteen months after termination of employment with the Company for any reason. Non-compliance with such provisions will result in a total forfeiture of vested benefits. Amounts become payable upon an eligible executive’s termination of employment or, if earlier, upon the eligible executive’s death or disability or the occurrence of an unforeseen emergency. Payments made upon an eligible executive’s death or disability or an unforeseen emergency, are made in a lump sum. Payments made in connection with an eligible executive’s termination of employment will commence eighteen months following the eligible executive’s termination of employment and payment is made in equal annual installments over five years or ten years or in another actuarially equivalent form of payment, as elected by the executive at the commencement of participation in the plan.
Deferred Compensation Plan
The Company adopted the Thor Industries, Inc. Deferred Compensation Plan effective as of June 1, 2000, which was amended and restated as of February 1, 2003. The general purpose of the Deferred Compensation Plan is to provide key selected employees of the Company, including the named executive officers, with the benefits of an unfunded, non-qualified deferred compensation program.
Amounts contributed to the Deferred Compensation Plan on behalf of a participant are credited to the participant’s individual account and credited with earnings and losses based on the performance of certain investment funds selected by the Company and elected by the participant. Participants may elect to defer a portion of their salary and bonus under the Deferred Compensation Plan. In addition, the Company may make matching contributions, discretionary incentive contributions and special contributions in accordance with an agreement between the Company and a participant.
The Company did not make any matching contributions, discretionary incentive contributions or special contributions in fiscal 2008.
The portion of a participant’s account, attributable to his or her elective deferrals, is 100% vested at all times. The portion of a participant’s account, attributable to matching contributions, discretionary incentive contributions and special contributions vests upon the participant’s completion of three years of service. However, all amounts in a participant’s account become fully vested upon a Change of Control (as defined in the Deferred Compensation Plan).
Vested benefits become payable under the Deferred Compensation Plan upon the participant’s termination of employment; upon the occurrence of a Change of Control; upon the participant’s death or disability; or in connection with a severe financial hardship due to an unforeseen emergency.
Prior to the attainment of age 55, all benefits are paid in lump sum. Benefits paid following the participant’s attainment of age 55 may be paid in lump sum or in equal installments not to exceed five years, as elected by the participant in his or her initial election.
We are in the process of amending our deferred compensation plans for compliance with Section 409A of the Code and we expect our Board of Directors to approve these amendments prior to the end of the year.
Annual Incentive Plan
The Company adopted the Thor Industries, Inc. Annual Incentive Plan (the “2003 Annual Incentive Plan”) effective October 2, 2003. The 2003 Annual Incentive Plan is administered by a committee (the “Committee”) comprised of at least two members of the Board of Directors of the Company who qualify as “outside directors” within the meaning of Section 162(m) of the Code. The purposes of the Plan are to provide an incentive to executive officers and other key employees of the Company and its subsidiaries to contribute to the growth, profitability and increased shareholder value of the Company, to retain such executives and key employees and endeavor to qualify the compensation paid under the 2003 Annual Incentive Plan for tax deductibility under Section 162(m) of the Code.
The Committee designates those executive officers of the Company and its subsidiaries, and such other key employees of the Company and it subsidiaries, who are eligible to receive awards (“Performance Awards”) under the 2003 Annual Incentive Plan (“Eligible Executives”). The Committee determines which Eligible Executives, if any, will become participants in the 2003 Annual Incentive Plan (the “Participants”).
A Performance Award represents the conditional right of a Participant to receive a cash award following the completion of a Performance Period (as defined below) based upon performance in respect of one or more of the performance goals during the Performance Period. For purposes of the 2003 Annual Incentive Plan, “Performance Period” means the fiscal year, or such other shorter or longer period designated by the Committee, during which performance is measured in order to determine a Participant’s entitlement to receive payment of a Performance Award. A performance goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine.
The Committee may establish performance objectives (“Performance Objective”) for each Performance Award, consisting of one or more business criteria permitted as performance goals, one or more levels of performance with respect to each such criteria, and the amount or amounts payable upon achievement of such levels of performance. Performance Objectives are established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety (90) day after the commencement of the Performance Period or the day prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed. The amount of compensation payable upon the attainment of a Performance Objective may not be increased at the discretion of the Committee. The Committee may, however, at its discretion, reduce or eliminate the amount of compensation payable upon the attainment of a Performance Objective.

Performance Awards are subject to such conditions, including risks of forfeiture, restrictions on transferability and other terms and conditions as specified by the Committee.
A Participant may not be granted Performance Awards for all of the Performance Periods commencing in a fiscal year that permit the Participant in the aggregate to earn a cash payment in any fiscal year in excess of $3,000,000.
Upon approval of the 2008 Annual Incentive Plan by the stockholders, the 2003 Annual Incentive Plan will be superceded by the 2008 Annual Incentive Plan.
Director Compensation
Each non-employee director of the Company receives an annual cash retainer of $170,000, payable quarterly, plus expenses. The lead director and the chair of the Audit Committee each receive an additional annual cash retainer of $20,000, payable quarterly. Currently, the Company does not anticipate awarding additional equity compensation to non-employee directors.
For fiscal 2009, each of the non-employee directors has volunteered to forgo 15% of his fees due to the decline in the Company’s profits in fiscal 2008 resulting from market conditions.
The following table summarizes the compensation paid to our non-employee directors in fiscal 2008.

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid Cash	Share	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)	($)(2)(3)	($)	($)	($)	($)
Neil D. Chrisman	170,000	-0-	7,397	-0-	-0-	-0-	177,397
Alan Siegel	170,000	-0-	7,397	-0-	-0-	-0-	177,397
Jan H. Suwinski	190,000	-0-	7,397	-0-	-0-	-0-	197,397
Geoffrey A. Thompson	190,000	-0-	7,397	-0-	-0-	-0-	197,397
William C. Tomson	170,000	-0-	7,397	-0-	-0-	-0-	177,397

(1)	Fees consist of an annual cash retainer for board and committee service and an additional annual cash retainer paid to the lead director and the chair of the Audit Committee.

(2)	All option awards were granted under our 1999 Stock Option Plan. We account for the plan under SFAS No. 123R “Share Based Payments.” The value reported in the “Option Awards” column is the amount we expensed during fiscal 2008 for each director’s option award, all of which were made in prior years. There were no option awards granted to directors during fiscal 2008.

(3)	The aggregate number of outstanding stock options, all of which are exercisable, held by each of the non-employee directors on July 31, 2008 was as follows: Mr. Chrisman – 25,000, Mr. Siegel – 2,000, Mr. Suwinski – 43,000, Mr. Thompson – 15,000 and Mr. Tomson – 45,000.
Certain Relationships and Transactions with Management
Messrs. Wade Thompson and Peter Orthwein own all the stock of Cash Flow Management, Inc. The Company pays Cash Flow Management a fee of $192,000 per annum, which is used to defray expenses, including the rent of offices used by Messrs. Thompson and Orthwein.
The son of H. Coleman Davis, III is an employee of Thor. Mr. Davis is Chairman of Keystone and a Director. In addition, Mr. Davis served as Chief Operating Officer from March 2007 to October 2007. For fiscal 2008, Mr. Davis’ son received aggregate compensation of $184,479.

The Audit Committee is required to review and approve all related party transactions that are required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. All such related party transactions must also be approved by the disinterested members of the Board of Directors if required by Delaware General Corporation Law.
Report of the Audit Committee
Working under the guidance of a written charter approved by the Board of Directors, the Audit Committee, which is comprised of Messrs. Neil D. Chrisman, Jan H. Suwinski and Geoffrey A. Thompson, is primarily responsible for assisting the Board in overseeing the Company’s financial reporting process as well as the internal controls that management and the Board have established. The Board of Directors adopted a revised charter for the Audit Committee on October 3, 2008, a copy of which is available on the Company’s website.
Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.
During the past fiscal year, the Audit Committee met in person or by telephone and met in separate executive sessions with the Company’s Chief Financial Officer, the Company’s senior internal auditing executive and the independent auditing partner for the Company. The Audit Committee also met privately on a quarterly basis.
In carrying out its duties, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended July 31, 2008 with the Company’s management and Deloitte & Touche, LLP (“Deloitte”), the Company’s independent auditors. The Audit Committee has also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with Deloitte its independence from the Company and its management. Based on the foregoing reports and discussions and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter of the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2008.
The Board of Directors has affirmatively determined that each of the members of the Audit Committee is “independent” as defined under the rules of the New York Stock Exchange.

The Audit Committee
Neil D. Chrisman
Jan H. Suwinski
Geoffrey A. Thompson
The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act or the Exchange Act, except to the extent that the Company incorporates the report by reference in any such document.

Independent Auditor Fees
The following table represents aggregate fees billed to the Company for fiscal 2008 and 2007 by Deloitte and Touche, LLP, the Company’s principal independent registered public accounting firm.

	Fiscal 2008	Fiscal 2007
Audit Fees	$2,145,791	$2,642,354

Audit-Related Fees	520,002	35,437

Subtotal	2,665,793	2,677,791

Tax Fees	1,663,717	1,426,898

All Other Fees	-0-	4,250

Total Fees	$4,329,510	$4,108,939
Audit Fees. Represents fees for professional services provided for the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings. Included in 2007 audit fees is $519,123 for the restatement of the Company’s financial statements.
Audit-Related Fees. Represents fees for assurance services related to the audit of the Company’s financial statements. The amount shown consists of fees for benefit plan audits and, for fiscal 2008, due diligence for potential transactions involving the Company.
Tax Fees. Represents fees for professional services related to taxes including the preparation of domestic and international returns, tax examinations assistance and tax planning.
All Other Fees. Represents fees for products and services provided to the Company not otherwise included in the categories above. The amounts shown consist of fees for benefit plan tax consultation.
The Audit Committee has considered whether performance of services other than audit services is compatible with maintaining the independence of Deloitte.
The Audit Committee has adopted a formal policy concerning the approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services Deloitte, the Company’s independent auditor, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by Deloitte during fiscal 2008.
Additional Corporate Governance Matters
Section 16(a) Beneficial Ownership Reporting Compliance
The federal securities laws require the filing of certain reports by officers, directors and beneficial owners of more than ten percent (10%) of the Company’s securities with the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based solely on a review of copies of the filings furnished to the Company, or written representations that no such filings were required, the Company believes that all filing requirements were satisfied by each of the Company’s officers, directors and ten percent (10%) stockholders for fiscal 2008.

Stockholder Proposals
Proposals by stockholders that are intended to be presented at the 2009 annual meeting must be received by the Company on or before July 2, 2009 to be included in the proxy statement and form of proxy for the 2009 annual meeting.
Notice of a shareholder proposal for the 2009 annual meeting submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, which is not received on or before September 15, 2009 will be considered untimely. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with applicable requirements.
Other Matters
Management knows of no other matters that will be presented for consideration at the meeting. However, if any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors,

WALTER L. BENNETT
Executive Vice President, Chief
Administrative Officer and Secretary
October 30, 2008

Appendix A
2008 Annual Incentive Plan
As adopted by the Board of Directors of Thor Industries, Inc.
1.	Purposes. The purposes of this Plan are to provide an incentive to executive officers and other selected key executives of the Company to contribute to the growth, profitability and increased stockholder value of the Company, to retain such executives and endeavor to qualify the compensation paid under the Plan for tax deductibility under Section 162(m) of the Code.

2.	Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:
(a)	“Award” shall mean, with respect to a Performance Period, that portion of the Pre-Tax Profits payable to a Participant as determined pursuant to Section 4(a).

(b)	“Board” shall mean the Company’s Board of Directors.

(c)	“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, including any authoritative guidance and regulations thereunder and successor provisions thereto.

(d)	“Committee” shall mean a committee composed of at least two members of the Board who qualify as “outside directors” within the meaning of Section 162(m) of the Code.

(e)	“Company” shall mean Thor Industries, Inc. and any entity that succeeds to all or substantially all of its business.

(f)	“Effective Date” shall mean the date the Plan is adopted by the Board, subject to approval of the Company’s stockholders.

(g)	“Eligible Employee” shall mean each executive officer of the Company, including those employed by subsidiaries, and other key executives of the Company selected by the Committee.

(h)	“Fiscal Quarter” shall mean a quarter of a Fiscal Year.

(i)	“Fiscal Year” shall mean the fiscal year of the Company which commences on August 1 and ends on July 31.

(j)	“Participant” shall mean an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

(k)	“Performance Goal” shall mean, with respect to each Performance Period, Pre-Tax Profits of $15,000,000.

(l)	“Performance Period” shall mean a Fiscal Quarter.

(m)	“Plan” shall mean this Thor Industries, Inc. 2008 Annual Incentive Plan, as amended from time to time.

(n)	“Pre-Tax Profits” shall mean consolidated pre-tax profits of the Company.

3.	Administration.
(a)	Authority. The Plan shall be administered by the Committee. Subject to the provisions of the Plan and applicable law, the Committee shall have the power, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the terms and conditions of any Award; (iii) determine whether, to what extent, and under what circumstances Awards may be canceled, forfeited, or suspended and the method or methods by which Awards may be canceled, forfeited, or suspended; (iv) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (v) establish, amend, suspend, or waive any rules and regulations; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)	Manner of Exercise of Committee Authority. The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of the Company, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to make Awards to executive officers of the Company; (ii) to make Awards which are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code; or (iii) to certify the satisfaction of Performance Goals pursuant to Section 4(c) in accordance with Section 162(m) of the Code. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of the Company.

(c)	Limitation of Liability. The Committee may appoint agents to assist it in administering the Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Company’s independent certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4.	Awards.
(a)	Allocation of Awards. Prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the day prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed, the Committee shall allocate in writing, on behalf of each Eligible Employee designated as a Participant eligible to receive an Award pursuant to the Plan for such Performance Period, the portion of Pre-Tax Profits (not to exceed 3% on behalf of any Participant), if any, to be paid to such Participant with respect to the Performance Period if the Performance Goal is achieved. With respect to any single Participant, the maximum Award that shall be paid with respect to any Performance Period shall be $5,000,000.

(b)	Adjustments. The Committee is authorized at any time during or after a Performance Period to reduce or eliminate an Award allocated to any Participant for any reason, including, without limitation, changes in the position or duties of any Participant with the Company during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination, or termination with or without cause) or otherwise; provided, that, no such reduction or elimination will increase the amount otherwise payable to any other Participant if such action would cause the Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, as determined by the

Committee. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Company and the Participants, the Committee shall adjust the calculation of Pre-Tax Profits and Awards and the allocation thereof to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company, or (iv) a change in accounting or other relevant rules or regulations; provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
(c)	Payment of Awards.
(i)	Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, the achievement of the Performance Goal and the Awards payable to Participants. Unless the Committee determines otherwise, no amounts shall be paid with respect to Awards for a Performance Period until the Performance Period has ended and the Committee has made the certification required by this Section 4(c)(i).

(ii)	Except as provided below, as soon as practicable following the Committee’s certification pursuant to Section 4(c)(i) for the applicable Performance Period, each Participant shall receive payment, in a cash lump sum, of his or her Award. In no event shall such payment be made later than 2 1/2 months following the date the Committee certifies that the Performance Goal has been achieved.
5.	General Provisions.
(a)	Termination of Employment. In the event a Participant terminates employment for any reason during a Performance Period or prior to the Award payment, he or she shall not be entitled to receive any Award for such Performance Period.

(b)	Taxes. The Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Company to withhold or receive other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(c)	Limitations on Rights Conferred under Plan and Beneficiaries. Status as a Participant shall not be construed as a commitment that any Award will become payable under the Plan. Nothing contained in the Plan or in any documents related to the Plan or to any Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee, Participant or in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person’s compensation, to change the position held by such person or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant. No benefit payable under, or interest in, this Plan shall be transferable by a

Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.
(d)	Changes to the Plan and Awards. Subject to Section 5(h), notwithstanding anything herein to the contrary, the Board, or the Committee, may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Award theretofore granted to any Participant which has not been paid No Award may be granted during any suspension of the Plan or after its termination.

(e)	Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action pursuant to the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, that, the Committee may authorize the creation of trusts and deposit therein cash or other property or make other arrangements, to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify in accordance with applicable law.

(f)	Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board (or a committee designated by the Board) nor submission of the Plan or provisions thereof to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem necessary.

(g)	Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable Federal law.

(h)	Exemption Under Section 162(m) of the Code. The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to “covered employees” (within the meaning of Section 162(m) of the Code) in excess of $1 million per year. The Committee may, without stockholder approval, amend the Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan. Notwithstanding Section 5(d), the Committee may not change the Performance Goal unless all necessary stockholder approval or re-approval of the Plan is obtained in order to qualify Awards as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(i)	Effective Date. The Plan is effective on the Effective Date, subject to subsequent approval thereof by the Company’s stockholders at the first annual meeting of stockholders to occur after the Effective Date, and shall remain in effect until it has been terminated pursuant to Section 5(e). If the Plan is not approved by the stockholders at such annual meeting, the Plan and all interests in the Plan awarded to Participants before the date of such annual meeting shall be void ab initio and of no further force and effect.

Appendix B
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF THOR INDUSTRIES, INC. — CHARTER
As reviewed and approved by the Board of Directors, October 3, 2008
I. PURPOSE
The Audit Committee (the “Audit Committee” or the “Committee”) of the Board of Directors (the “Board of Directors” or the “Board”) of Thor Industries, Inc. (the “Company”) is established by and among the Board of Directors for the primary purpose of assisting the Board in:
•	Overseeing the integrity of the Company’s financial statements,

•	Overseeing the Company’s compliance with legal and regulatory requirements,

•	Overseeing the independent auditor’s qualifications, independence and performance,

•	Overseeing the performance of the Company’s independent auditor, and internal audit function,

•	Overseeing the Company’s system of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Company.
Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures, and practices at all levels. The Audit Committee should also provide for open communication among the independent auditor, financial and senior management, the internal auditing function, and the Board of Directors. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.
The Company will provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor, to any advisors that the Audit Committee chooses to engage, and for payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities.
While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is the responsibility of management and the responsibility of the independent auditor to audit management’s conclusions. Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee.
II. COMPOSITION AND MEETINGS
The Audit Committee will comprise three or more directors as determined by the Board of Directors. Each Audit Committee member will have no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company other than as a Board member), as affirmatively determined by the Board of Directors. All committee members must be independent, including being free of disallowed compensation agreements, under all applicable rules and regulations.
All members of the Committee must comply with all financial literacy requirements of the New York Stock Exchange. The Board of Directors will determine whether at least one member of the committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC. The existence of such a member, including his or her name and whether or not he or she is independent, will be disclosed in periodic filings as required by the SEC. Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs, including those conducted by the Company or outside consultants.
The members of the Committee will be elected by the Board at the annual organizational meeting of the Board of Directors to serve until their successors are elected. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote.
If any director serving on the Committee is also serving on the audit committee of three or more other public companies, the Board of Directors must make a determination, as promptly as practicable following the time when the Company first becomes aware of such circumstances and thereafter on a periodic basis but no less frequently than annually, that such simultaneous service does not impair the ability of such director to effectively serve on the Committee, and such determination must be disclosed in the Company’s proxy statement issued in connection with the Company’s annual meeting of stockholders.
If a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the Committee may, if so permitted under then applicable NYSE rules, continue until the earlier of the Company’s next annual meeting of shareholders or one year from the occurrence of the event that caused the failure to qualify as independent.
The Committee will meet four times annually, or more frequently as it deems necessary to fulfill its responsibilities. Each regularly scheduled meeting will include an executive session of the Committee absent members of management. As part of its responsibility to foster open communication, the Committee will meet periodically with management, the director of the internal auditing function, and the independent auditor in separate executive sessions. In addition, the Committee will meet with the independent auditor and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Subject to the Company’s Bylaws, the Committee may act by unanimous written consent of all members in lieu of a meeting. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board of Directors shall be provided with copies of such Committee minutes if requested.
The Committee may ask members of management, employees, outside counsel, the independent auditors, internal auditors or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.
The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and regularly reporting the Committee’s actions to the Board of Directors.

III. RESPONSIBILITIES AND DUTIES
To fulfill its responsibilities and duties, the Audit Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so that it can fulfill its oversight responsibilities. In addition to such other duties as the Board of Directors may assign from time to time, the Committee will:
Documents/Report/Accounting Information Review
1.	Review this Charter periodically, at least annually, and recommend to the Board of Directors any necessary amendments.

2.	Review and discuss with management and the independent auditor the Company’s annual financial statements, quarterly financial statements (prior to the Company’s 10-Q filings or release of earnings), and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 and relevant reports rendered by the independent auditors (or summaries thereof).

3.	Prepare the audit committee report for inclusion in the Company’s annual proxy statement as required by the applicable rules and regulations of the Securities and Exchange Commission.

4.	Recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K.

5.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, and the judgments of each of management and the independent auditor as to the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

6.	Review and discuss with management and the independent auditor Management’s Report on Internal Control Over Financial Reporting to be included in the Company’s Form 10-K.

7.	Discuss earnings press releases, including the type and presentation of information, paying particular attention to any pro forma or adjusted non-GAAP information. Such discussions may be in general terms (i.e., discussion of the types of information to be disclosed and the type of presentations to be made).

8.	Discuss financial information and earnings guidance provided to analysts and ratings agencies. Such discussions may be in general terms (i.e., discussion of the types of information to be disclosed and the type of presentations to be made).

9.	Review the regular internal reports to management (or summaries thereof) prepared by the internal auditing department, as well as management’s response.
Independent Auditors
10.	Appoint (and recommend that the Board of Directors submit for shareholder ratification, if applicable), compensate, retain (and, where appropriate, replace) and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditor will report directly to the Audit Committee, which has the sole authority to oversee the resolution of disagreements between management and the independent auditors if they arise. Consider whether the auditor’s performance of permissible nonaudit services is compatible with the auditor’s independence. Discuss with the independent auditor the matters required to be discussed under Statement on Auditing Standards (SAS) No. 61, as amended by SAS No. 84 and SAS No. 90.
11.	Review with the independent auditor any problems or difficulties and management’s response; review the independent auditor’s attestation and report on management’s internal control report, from the time that such reports are prepared; and hold timely discussions with the independent auditors regarding the following:
•	All critical accounting policies and practices;

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	Other material written communications between the independent auditor and management, including, but not limited to, the management letter and schedule of unadjusted differences.
12.	At least annually, obtain and review a report by the independent auditor describing:
•	The firm’s internal quality-control procedures;

•	Any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation conducted by governmental or professional authorities during the preceding five years with respect to independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	All relationships between the independent auditor and the Company, addressing the matters set forth in Independence Standards Board Standard No. 1.
This Report should be used to evaluate the independent auditor’s qualifications, performance, and independence. Further, the committee will review the experience and qualifications of the lead partner and other senior members of the independent audit team each year and determine that all partner rotation requirements, as promulgated by applicable rules and regulations, are executed. The committee will also consider whether there should be rotation of the firm itself.
13.	Actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may affect the independence and objectivity of the auditor and take, or recommend that the full Board of Directors take, appropriate actions to oversee the independence of the outside auditor.

14.	Ensure the rotation of the lead audit partner having primary responsibility for the Company’s audit and the audit partner responsible for reviewing the audit as required by law.

15.	Consider whether there should be regular rotation of the Company’s independent auditor.

16.	Review and pre-approve (which may be pursuant to pre-approval policies and procedures) both audit and nonaudit services to be provided by the independent auditor. The authority to grant pre-approvals may be delegated to one or more designated members of the Audit Committee whose decisions will be presented to the full Audit Committee at its next regularly scheduled meeting. Approval of nonaudit services will be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

17.	Set clear hiring policies, compliant with governing laws and regulations, for employees or former employees of the independent auditor.
Financial Reporting Processes, Accounting Policies, and Internal Control Structure
18.	In consultation with the independent auditor and the internal auditor, review the integrity of the Company’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls and procedures and internal control over financial reporting).

19.	Receive and review any disclosure from the Company’s CEO or CFO made in connection with the certification of the Company’s quarterly and annual reports filed with the SEC of: a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

20.	Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; major issues as to the adequacy of the Company’s internal controls; and any special audit steps adopted in light of material control deficiencies.

21.	Review analyses prepared by management (and the independent auditor as noted in item 12 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

22.	Review the effect of regulatory and accounting initiatives, as well as off-balance-sheet structures, on the financial statements of the Company.

23.	Review and approve all related-party transactions, defined as those transactions required to be disclosed under item 404 of Regulation S-K.

24.	Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters.

25.	Establish procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.
Internal Audit
26.	Review and advise on the selection and removal of the internal audit director.

27.	Review activities, organizational structure, and qualifications of the internal audit function.

28.	Annually, review and recommend changes (if any) to the internal audit charter.

29.	Periodically review, with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.

Ethical Compliance, Legal Compliance, and Risk Management
30.	Establish, review and update periodically a code of business conduct and ethics and determine whether management has established a system to enforce this code. Determine whether the code is in compliance with all applicable rules and regulations.

31.	Review management’s monitoring of the Company’s compliance with its code of business conduct and ethics, and determine whether management has the proper review system in place such that the Company’s financial statements, reports, and other financial information disseminated to governmental organizations, and the public, satisfy legal requirements.

32.	Review, with the Company’s counsel, legal compliance matters, including corporate securities trading policies.

33.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

34.	Discuss policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial risk exposures and the steps management has undertaken to control them.

35.	Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.
Other Responsibilities
36.	Review with the independent auditor, the internal auditing department, and management the extent to which changes or improvements in financial or accounting practices have been implemented.

37.	Conduct an annual performance assessment relative to the Audit Committee’s purpose, duties, and responsibilities outlined herein.

38.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Board of Directors deems necessary or appropriate.
IV. MISCELLANEOUS
In discharging its responsibilities, the Committee shall have the authority to engage and determine funding for independent legal, accounting or other advisors (without seeking Board approval) as the Committee determines necessary or appropriate to carry out its duties. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein. The Company shall provide appropriate funding, as determined by the Committee, for the payment of (i) compensation to the independent auditor, and legal, accounting or other advisors engaged by the Committee and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Appendix C
Compensation Committee Charter
Amended and Restated Charter of the Compensation Committee
of the Board of Directors of Thor Industries, Inc.
As adopted by the Board of Directors on October 22, 2008
I. PURPOSE AND AUTHORITY
The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Thor Industries, Inc. (the “Company”) is appointed by the Board to discharge the Board’s responsibilities with respect to all forms of compensation of the Company’s senior executive officers, to administer the Company’s equity incentive plans for employees and to produce an annual report on executive compensation for use in the Company’s proxy statement or Form 10-K. This Charter sets forth the authority and responsibility of the Committee for approving and evaluating compensation arrangements for senior executive officers, compensation plans, policies and programs of the Company, and for administering the Company’s equity incentive plans for employees whether adopted prior to or after the date of adoption of this charter (the “Stock Plans”).
II. MEMBERSHIP
The Committee will consist of two or more members, with the exact number being determined by the Board. Each of the members of the Committee will be (i) an “independent director” as defined under the rules of the New York Stock Exchange, as they may be amended from time to time (the “Rules”), except as may otherwise be permitted by such Rules and (ii) a “Non-Employee Director,” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If any such person does not qualify as an “outside director” within the meaning of Treasury Regulation 1.162-27(e)(3) at the time that the Committee is granting “qualified performance-based compensation” within the meaning of Treasury Regulation 1.162-27(e)(2), such person shall recuse himself or herself from considering any compensation arrangements for which the Company will seek to so qualify. In such event, the Board shall appoint one or more “outside directors” to the Committee such that it is comprised solely of two or more “outside directors” in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. All members of the Committee will be appointed by, and shall serve at the discretion of, the Board.
The Board will select members of the Committee who will be approved by a majority vote of the Board. Committee members will serve during their respective term as a director, subject to earlier removal by a majority vote of the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the Committee membership.
III. DUTIES AND RESPONSIBILITIES
The principal processes of the Committee in carrying out its oversight responsibilities are set forth below. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.
1.	The Committee will have the sole authority to determine the form and amount of compensation to be paid or awarded to the Chief Executive Officer (“CEO”) and other senior executive officers.

2.	The Committee will annually review and approve the corporate goals and objectives relevant to CEO compensation and evaluate the CEO’s performance in light of these goals and objectives. Based on this evaluation, the Committee will make and annually review decisions respecting (i) salary paid to the CEO, (ii) the grant of all cash-based bonuses and equity compensation to the CEO, (iii) the entering into or amendment or extension of any employment contract or similar arrangement with the CEO, (iv) any CEO severance or change in control arrangement, and (v) any other CEO compensation matters as from time to time directed by the Board. In determining the long-term incentive component of the CEO’s compensation, the Committee will consider, among other things: the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at companies that the Committee determines comparable based on factors it selects, and the incentive awards given to the Company’s CEO in prior years.

3.	The Committee will annually review and approve the corporate goals and objectives relevant to the compensation of the Company’s senior executive officers other than the CEO. In light of these goals and objectives, the Committee will annually review the proposals of the CEO respecting (i) salary paid to such executive officers, (ii) the grant of cash-based bonuses and equity compensation provided to such executive officers, (iii) the entering into or amendment or extension of any employment contract or similar arrangement with such executive officers, (iv) such executive officers’ severance or change in control arrangements, and (v) any other executive officer compensation matters as from time to time directed by the Board. In determining the long-term incentive component of an executive officer’s compensation, the Committee will consider the same factors pertaining to such compensation that it considers for that element of the CEO’s compensation.

4.	The Committee will periodically review and make recommendations to the Board with respect to adoption and approval of, or amendments to, all equity-based incentive compensation plans and arrangements for employees, and the shares and amounts reserved thereunder. The Committee will also periodically review and make recommendations to the Board with respect to adoption and approval of, and amendments to, all cash based incentive plans for senior executives.

5.	The Committee will have the authority to: (i) approve grants of stock, stock options or stock purchase rights to employees eligible for such grants (including grants in compliance with Rule 16b-3 promulgated under the Exchange Act to individuals who are subject to Section 16 of the Exchange Act); (ii) interpret the Stock Plans and agreements thereunder; and (iii) determine acceptable forms of consideration for stock acquired pursuant to the Stock Plans. Pursuant to §157 of the Delaware General Corporation Law, the Committee may delegate to the Company’s CEO the authority to grant options to employees of the Company or of any subsidiary of the Company who are not directors or executive officers, provided that such grants are within the limits established by §157 and by resolution of the Board.

6.	The Committee will periodically review the Company’s policies and procedures with respect to employee loans, and will not approve any arrangement in which the Company, directly or indirectly, extends or maintains credit, arranges for the extension of credit or renews an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. The Committee will assist the Board and management of the Company in complying with this prohibition.

7.	The Committee will exercise the powers of the Board and perform such duties and responsibilities as may be assigned to a “committee”, this Committee or the Board under the terms of any incentive-compensation, equity-based, deferred compensation, or other plan in the Company’s executive benefit program.

8.	The Committee will prepare an annual report on executive compensation to the Company’s stockholders for inclusion in the proxy statement or Form 10-K for the Company’s annual meeting in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

9.	The Committee will make regular reports to the Board.

10.	The Committee will review this Charter annually and recommend to the Board any changes it determines are appropriate.

11.	The Committee will at least annually review its performance and submit a report on its performance to the Board.

12.	The Committee will have the sole authority and right, as and when it shall determine to be necessary or appropriate to the functions of the Committee, at the expense of the Company, to retain and terminate compensation consultants, legal counsel and other advisors of its choosing to assist the Committee in connection with its functions. The Committee shall have the sole authority to approve the fees and other retention terms of such advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such advisors employed by the Committee pursuant to this charter.

13.	The Committee will perform any other activities required by applicable law, rules or regulations, including the rules of the SEC and any exchange or market on which the Company’s capital stock is traded, and perform other activities that are consistent with this charter, the Company’s certificate of incorporation and bylaws, and governing laws, as the Committee or the Board deems necessary or appropriate.
IV. MEETINGS
Meetings of the Committee will be held from time to time, but at least once a year, in response to the needs of the Committee or the Board or as otherwise determined by the Chairman of the Committee, and the Committee shall provide reports to the Board. Directors not on the Committee may attend meetings of the Committee at the discretion on the Chairman of the Committee. At the invitation of the Chairman, members of management and outside consultants may attend Committee meetings. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Committee. Members of the Committee may participate in a meeting through the use of conference telephone or similar communication equipment, as long as all members participating in such meeting can hear one another, and such participation shall constitute presence at the meeting.
V. MINUTES
The Committee will maintain written minutes of its meetings, and will file such minutes with the books and records of the Company.

Appendix D
Director Independence Standards
As adopted by the Board of Directors of Thor Industries, Inc.
A director will not be considered independent if, within the preceding three years:
•	The director is an employee, or whose immediate family member is an executive officer, of the Company.

•	The director receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	The director is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company.

•	The director is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee.

•	The director is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.
For relationships not covered by the guidelines above, or for relationships that are covered, but as to which the Board believes a director may nonetheless be independent, the determination of independence shall be made by the directors who satisfy the NYSE independence rules and the guidelines set forth above. However, any determination of independence for a director who does not meet these standards must be specifically explained in the Company’s proxy statement for a meeting of shareholders at which directors are to be elected.

D-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR each of the listed nominees and FOR Proposal 2.

1.	Election of directors:	For	Withhold				+

	01 - Wade F.B. Thompson	☐	☐

	02 - Jan H. Suwinski	☐	☐

				For	Withhold	Abstain
2.	Approve 2008 Annual Incentive Plan.			☐	☐	☐

In their discretion, upon the transaction of such other business as may come before the meeting.

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	1 U P X T H O 1	+

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Thor Industries, Inc.

ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 9, 2008
The undersigned stockholder of Thor Industries, Inc. hereby appoints WADE F. B. THOMPSON and PETER B. ORTHWEIN or each of them, with power of substitution and revocation to each, as proxies to appear and vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on December 9, 2008 and any adjournments thereof, hereby revoking any proxy heretofore given, notice of which meeting and related proxy statement have been received by the undersigned.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND SHALL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL #1 AND PROPOSAL #2.
PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed on reverse side.)